Exhibit No. 1
Form 8-K/A; Amend No. 1 to Report of June 29, 1998
Headway Corporate Resources, Inc.
SEC File No. 0-23170


                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of Headway Corporate Resources, Inc., of our report dated March 18, 1998, with respect to the financial statements of Phoenix Communication Group, Inc. of New Jersey included in Headway Corporate Resources, Inc.'s Form 8-K/A dated June 29, 1998, filed with the Securities and Exchange Commission.


FRANKEL AND TOPCHE, P.C.

West Orange, New Jersey
August 14, 1998